UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2021

PAR Technology Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park
8383 Seneca Turnpike
New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PAR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry Into a Material Definitive Agreement

Underwritten Public Offering of Common Stock

On September 14, 2021, PAR Technology Corporation (the “Company”) entered into an underwriting agreement (the “Equity Underwriting Agreement”) with Goldman Sachs & Co. LLC, as representative of the underwriters identified therein (the “Equity Underwriters”), to issue and sell 892,857 shares of common stock, par value $0.02 per share (the “Common Stock” and such offering, the “Equity Offering”), of the Company in a public offering pursuant to a registration statement on Form S-3 (File No. 333-249142) (the “Registration Statement”). In addition, the Company granted the Equity Underwriters an option to purchase up to an additional 89,286 shares of Common Stock.

On September 17, 2021, the Company closed the Equity Offering, issuing and selling an aggregate of 982,143 shares of Common Stock, including 89,286 shares sold pursuant to the Equity Underwriters’ option to purchase additional shares, which was exercised in full on September 15, 2021. The Company received net proceeds from the Equity Offering of approximately $52.5 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company.

The foregoing description of the Common Stock Underwriting Agreement is qualified in its entirety by reference to the text of the Equity Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Underwritten Public Offering of 1.50% Convertible Senior Notes due 2027

On September 14, 2021, the Company entered into an underwriting agreement (the “Debt Underwriting Agreement”) with Goldman Sachs & Co. LLC, as representative of the underwriters identified therein (the “Debt Underwriters”), to issue and sell $235.0 million aggregate principal amount of its 1.50% Convertible Senior Notes due 2027 (the “Notes” and such offering, the “Debt Offering”), in a public offering pursuant to the Registration Statement. In addition, the Company granted the Debt Underwriters an option to purchase up to an additional $30.0 million aggregate principal amount of Notes.

On September 17, 2021, the Company closed the Debt Offering, issuing and selling $265.0 million aggregate principal amount of Notes, including $30.0 million aggregate principal amount sold pursuant to the Debt Underwriters’ option to purchase additional Notes, which was exercised in full on September 15, 2021. The Company received net proceeds from the Debt Offering of approximately $256.8 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. The Notes were issued pursuant to the Indenture (defined below).

The foregoing description of the Debt Underwriting Agreement is qualified in its entirety by reference to the text of the Debt Underwriting Agreement, which is filed as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company used the net proceeds from the concurrent offerings to repay in full the Company’s indebtedness (including accrued interest and prepayment premium) under the Company’s credit agreement, dated April 8, 2021, with certain lenders and Owl Rock First Lien Master Fund, L.P., as administrative agent and collateral agent (the “Credit Agreement”), which provides for a term loan that had a principal amount of $180 million outstanding as of September 14, 2021 (the “Owl Rock Term Loan”). The Company intends to use the remaining net proceeds from the concurrent offerings for general corporate purposes, including continued investment in the growth of the Company’s businesses and for other working capital needs. The Company may also use a portion of the net proceeds to acquire or invest in other assets complementary to the Company’s businesses or for repurchases of the Company’s other indebtedness.

An opinion as to the legality of the Common Stock and the Notes sold in the Equity Offering and the Debt Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Base Indenture and Supplemental Indenture

The Notes were issued pursuant to an indenture, dated September 17, 2021 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated September 17, 2021 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), each between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes will bear interest at a rate of 1.50% per year. Interest will accrue from September 17, 2021 and will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2022. The Notes will mature on October 15, 2027, unless earlier redeemed, repurchased, or converted.

The Notes will be convertible at the option of the holders, prior to the close of business on the business day immediately preceding April 15, 2027, only under certain circumstances and during certain periods, and thereafter, at any time until the close of business on the second business day immediately preceding the maturity date. The initial conversion rate for the Notes will be 12.9870 shares of the Company’s common stock for each $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $77.00 per share of the Company’s common stock). Upon conversion, the Notes may be settled, at the Company’s election, in cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock.

The Company may redeem the Notes for cash, at its option, on or after October 15, 2024, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding the redemption date, if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period).

The Notes are the unsecured senior obligations of the Company and are equal in right of payment with its existing and any future senior unsecured indebtedness, are senior in right of payment to its existing and any future indebtedness that is expressly subordinated to the Notes and are effectively subordinated to any future secured indebtedness of the Company, to the extent of the value of the collateral securing that indebtedness.

The Indenture contains customary terms and covenants and events of default. If an event of default occurs with respect to the Notes, and is continuing, then the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes, by notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and any accrued and unpaid interest will be due and payable immediately, subject to certain limitations in the case of an event of default relating to certain failures by the Company to make certain filings required by it to be made with the Trustee or the Securities and Exchange Commission pursuant to the Trust Indenture Act of 1939, as amended, or the Securities Exchange Act of 1934, as amended, respectively.

The foregoing description of the terms of the Notes is qualified in its entirety by reference to the text of the Base Indenture, the Supplemental Indenture, and the Form of 1.50% Convertible Senior Note due 2027 included in the Supplemental Indenture, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein and into the Registration Statement by reference.

Item 1.02          Termination of a Material Definitive Agreement.

As described above under Item 1.01, the Company used the net proceeds of the concurrent offerings to repay in full the Company’s indebtedness (including accrued interest and prepayment premium) under the Owl Rock Term Loan. Following repayment of such indebtedness, the Credit Agreement was terminated in accordance with its terms.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the headings “Underwritten Public Offering of 1.50% Convertible Senior Notes due 2027” and “Base Indenture and Supplemental Indenture” is incorporated by reference into this Item 2.03.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated as of September 14, 2021 between PAR Technology Corporation and Goldman Sachs & Co. LLC as representative of the Equity Underwriters.
1.2	Underwriting Agreement, dated as of September 14, 2021 between PAR Technology Corporation and Goldman Sachs & Co. LLC as representative of the Debt Underwriters.
4.1	Base Indenture, dated as of September 17, 2021, between PAR Technology Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee.
4.2	First Supplemental Indenture, dated as of September 17, 2021, between PAR Technology Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee.
4.3	Form of 1.50% Convertible Senior Note due 2027 (included in Exhibit 4.2).
5.1	Opinion of Gibson, Dunn & Crutcher LLP.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: September 17, 2021	/s/ Bryan A. Menar
Bryan A. Menar
Chief Financial Officer